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                                                                  EXHIBIT (b)(2)

                        SUMMARY OF TERMS AND CONDITIONS

                             DOREL INVESTMENT L.P.
                                 US$33,000,000
                 UNSECURED GUARANTEED REVOLVING CREDIT FACILITY

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I.  PARTIES.
Borrower:                                      Dorel Investment L.P.
Guarantors:                                    Dorel Industries, Inc. and its material subsidiaries
                                               (the "Guarantors").
Arranger & Agent:                              Royal Bank of Canada (the "Agent").
Lenders:                                       A syndicate of banks acceptable to the Borrower and
                                               the Agent (and including the Agent as a "Lender").
Agent's Commitment:                            The Facility will be arranged on a best-efforts basis.
II.  TYPE, AMOUNT AND TERMS OF THE FACILITY.
Facility:                                      US$33,000,000 Unsecured Guaranteed Revolving Credit
                                               Facility.
Maturity:                                      Two years from closing.
Purpose:                                       For working capital borrowings and general corporate
                                               purposes.
Front End Fee:                                 One basis point per million of commitment, payable to
                                               each Lender at closing, calculated on each Lender's
                                               respective allocation. Allocations to be jointly
                                               agreed upon by the Agent and the Borrower.
Arrangement Fee:                               US$25,000, payable to the Agent on the earlier of
                                               closing and March 31, 1998.
Administrative Fee:                            US$10,000 per annum, payable to the Agent upon
                                               execution of the documentation and thereafter annually
                                               in advance on each anniversary thereof.
Commitment Fee:                                Payable quarterly in arrears on the average daily
                                               unused amount of under the Facility on the basis of a
                                               360-day year at a rate determined by reference to the
                                               Pricing Grid attached hereto.
Interest Rates:                                LIBOR Loans will bear interest at LIBOR plus a margin
                                               determined by reference to the Pricing Grid attached
                                               hereto. Base Rate Loans will bear interest at the Base
                                               Rate.
III.  GENERAL PROVISIONS.
Borrowing Options:                             (i)    LIBOR Loans with Interest Periods of one, two,
                                               three or six months, subject to three business days'
                                                      notice, not to extend beyond the maturity date
                                                      of this Facility. Other Interest Periods at the
                                                      Lenders' option, subject to availability.
                                               (ii)   Same-day Base Rate Loans, subject to notice
                                               received no later than 11:00 AM New York City time on
                                                      the day of drawdown, not to extend beyond the
                                                      maturity date of this Facility.
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Interest Computation and Payment:              Interest on LIBOR Loans shall be calculated on the
                                               basis of the actual number of days elapsed over a
                                               360-day year, payable at the end of Interest Periods
                                               or quarterly, whichever is earlier. Interest on Base
                                               Rate Loans shall be calculated on the basis of the
                                               actual number of days elapsed over a 365/366-day year,
                                               payable on the last day of each calendar month.
Default Interest:                              In the event of failure to pay principal or interest,
                                               additional interest shall be payable on all
                                               outstandings at a rate per annum of 2% above the
                                               otherwise applicable interest rate.
Prepayments:                                   The Borrower may, upon five business days' notice,
                                               prepay without penalty all or a portion of Loans
                                               outstanding under the Facility subject to a minimum
                                               principal amount of US$500,000 with increments of
                                               US$100,000, provided that LIBOR Loans prepaid at any
                                               time other than on the last day of an Interest Period
                                               shall be subject to reimbursement of the break-funding
                                               costs of the Lenders.
IV.  DOCUMENTATION AND CERTAIN CONDITIONS.
                                               Documentation will contain clauses customary to
                                               facilities of this mature including but not limited to
                                               the following:
Conditions Precedent to Effectiveness &        (i)    Delivery of documentation, including
  Initial Borrowing:                           satisfactory guaranties and legal opinions.
                                               (ii)   Certified copies of corporate resolutions,
                                               corporate and governmental authorizations and
                                                      incumbency certificate.
                                               (iii)  Accuracy of representation and warranties.
                                               (iv)   No Event of Default.
                                               (v)   No change in the financial condition of the
                                               Borrower or any Guarantor which would materially
                                                     adversely affect the ability of the Borrower or
                                                     such Guarantor to perform all of its obligations
                                                     under the documentation.
                                               (vi)   Repayment and cancellation of existing U.S.
                                               revolving credit facility.
Conditions Precedent to Each Borrowing:        (i)    No Default or Event of Default has occurred and
                                               is continuing or would arise immediately after giving
                                                      effect to or as a result of such Borrowing.
                                               (ii)   All representations and warranties are true and
                                                      correct.
Representations and Warranties:                The Borrower and the Guarantors will make
                                               representations and warranties which, inter alia, will
                                               include the following (subject to satisfactory
                                               documentation):
                                               (i)    The Borrower and the Guarantors are entities
                                               duly organized and existing.
                                               (ii)   Corporate / partnership and government
                                               authorizations including enforceability and government
                                                      approvals have been acquired and are in good
                                                      standing.
                                               (iii)  The Execution of the documentation will not
                                               materially conflict with any other existing corporate
                                                      / partnership or legal documents.
                                               (iv)   The Facility will rank pari passu with all
                                               other indebtedness of the Borrower.
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                                               (v)    Financial information was prepared in accordance
                                                      with GAAP and no material adverse change has occurred
                                                      since September 30, 1997.
                                               (vi)   The Borrower and the Guarantors are in
                                                      compliance with all environmental laws and there are
                                                      no material actions or proceeding which could
                                                      result in a material adverse effect.
                                               (vii)  No material litigation or contingent
                                                      liabilities except as previously disclosed.
                                               (viii) No existing defaults with respect to any
                                                      material agreements.
                                               (ix)   No default or events of default under the
                                                      Facility have occurred and are continuing.
                                               (x)    The Borrower and the Guarantors are in
                                                      compliance with ERISA.
                                               (xi)   All subsidiaries of the Borrower or Dorel
                                                      Industries, Inc., direct or indirect, including
                                                      percentage of ownership and jurisdiction of
                                                      incorporation, are listed in a separate
                                                      schedule to the Agreement.
                                               (xii)  Full disclosure.
V.  COVENANTS AND EVENTS OF DEFAULT.
Financial Covenants:                           To be calculated quarterly based on consolidated
                                               financial statements of Dorel Industries, Inc.:
                                               (i)    Minimum current ratio of 1.75 to 1.00.
                                               (ii)   Maximum Funded Debt to Tangible Net Worth Ratio
                                                      of 1.10 to 1.00, to be reduced to .85 to 1.00 after
                                                      December 31, 1998.
                                               (iii)  Minimum EBITDA/Interest Ratio of 3:1.
                                               (iv)   Minimum Tangible Net Worth of US$120,000,000
                                                      plus 50% of cumulative annual net income.
Other Covenants:                               (i)    Finish financial information 60 days after the
                                                      end of each of the first three quarters and 120 days
                                                      after the end of each fiscal year for the
                                                      Borrower and Dorel Industries, Inc.
                                               (ii)   Maintain existence in good standing.
                                               (iii)  Conduct business in compliance with all laws
                                                      and regulations.
                                               (iv)   Maintenance of property insurance for each
                                                      material subsidiary.
                                               (v)    Pay all taxes.
                                               (vi)   Right of the Lenders to inspect property, books
                                                      and records.
                                               (vii)  Notification of environmental matters.
                                               (viii) Notice of default or Event of Default.
Negative Covenants:                            (i)    Negative pledge.
                                               (ii)   Limitation on indebtedness.
                                               (iii)  Limitation on contingent obligations.
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                                               (iv)   Limitation on liens.
                                               (v)    Limitation on loans, advances and investments.
                                               (vi)   Limitation on fundamental changes.
                                               (vii)  Limitation on sales of assets.
                                               (viii) Limitation on dividends.
                                               (ix)   Limitation on capital expenditures.
                                               (x)    Limitation on hedging agreements.
                                               (xi)   Limitation on modifications of debt
                                                      instruments.
                                               (xii)  Limitation on transactions with affiliates.
                                               (xiii) Limitation on sale-leasebacks.
                                               (xiv)  Limitation on changes in fiscal year.
                                               (xv)   Limitation on lines of business.
Events of Default:                             (i)    Non-payment of interest, fees, or principal or
                                                      other amounts under this Facility.
                                               (ii)   Cross default to other material agreements and
                                                      indebtedness.
                                               (iii)  Change of control.
                                               (iv)   Representations and warranties not true and
                                                      correct.
                                               (v)    Violation of covenants.
                                               (vi)   Material judgments.
                                               (vii)  Bankruptcy or insolvency of Borrower or any
                                                      Guarantors.
VI.  OTHER TERMS.
Successors and Assigns:                        Lenders shall be permitted to assign and sell loan
                                               participations, subject, in the case of assignments
                                               (other than to an affiliate, another Lender or a
                                               Federal Reserve Bank), to the consent of the Borrower,
                                               the Agent (where applicable), which shall not be
                                               unreasonably withheld. Minimum assignment amount is
                                               US$5,000,000. The Agent shall be paid an assignment
                                               fee (which shall be paid by the assigning Bank or its
                                               assignee) in the amount of US$3,500 for each
                                               assignment.

Amendments and Waivers:                        Any provision may be amended or waived with consent of
                                               the Borrower and the Majority Lenders, provided that
                                               all Lenders must consent to changes (i) in the amount
                                               of principal, interest or fees payable, (ii) to the
                                               date of repayment of any loan or interest or fees
                                               applicable to any loan, (iii) in the definition of
                                               Majority Lenders, and (iv) in guaranties.

Expenses:                                      The Borrower shall pay all reasonable expenses,
                                               including all legal fees incurred by the Agent's
                                               counsel relating to documentation and expenses
                                               incurred by the Agent in connection with the
                                               preparation, negotiation, documentation, syndication
                                               and operation of the credit agreements and all such
                                               reasonable expenses of the Agent and the Lenders
                                               relating to the enforcement of their rights under the
                                               credit agreements whether or not any amounts are
                                               advanced under the Facility.

Reserve, Capital, Indemnity and                Borrower will reimburse the Lenders for any increased
Tax Provisions:                                costs which are incurred as a result of regulatory
                                               changes or if reserve costs are imposed.
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                                               In addition, Lenders which are obliged to comply with
                                               capital adequacy regulations imposed after execution
                                               of the documentation reserve the right to seek
                                               reimbursement of additional costs which are incurred
                                               as a result. Such claims must arise as a result of a
                                               change in the regulations and not solely because of a
                                               change in the internal interpretation by a Lender of
                                               the regulations. The Borrower may opt to prepay or
                                               replace the individual Lenders concerned.

                                               All payments by the Borrower under the Facility will
                                               be made free and clear of all present and future
                                               taxes, withholdings or deductions of whatever nature.
                                               The Borrower will also be responsible for due payment
                                               of any levies, imposts, duties or charges incurred in
                                               connection with this Facility.

Governing Law:                                 Law of the State of New York.

Counsel:                                       To be determined.

Jurisdiction/Waiver of Jury Trial:             Non-exclusive jurisdiction will be vested in U.S.
                                               federal and N.Y. state courts in New York. The parties
                                               will waive rights to jury trial with respect to the
                                               Facility.

Clear Market:                                  This offer will be subject to there being no other
                                               transactions of a similar nature for the Borrower
                                               being syndicated among two or more banks until
                                               execution of the Documentation.

Change in Circumstances:                       This offer is subject to there being, in the
                                               reasonable opinion of the Agent, no material adverse
                                               change in the financial markets and no material
                                               adverse change in the financial condition of the
                                               Borrower or any Guarantor since that shown in its most
                                               recent public financial statements, prior to execution
                                               of the documentation.

Indemnity:                                     The Borrower will indemnify the Agent and the Lenders
                                               against all losses, liabilities, damages and costs in
                                               connection with any proceeding relating to the
                                               Facility including but not limited to reasonable
                                               attorneys' fees and settlement costs (except to the
                                               extent resulting from the indemnitees' gross
                                               negligence or willful misconduct).
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NOTE: THIS IS A SUMMARY TERM SHEET AND IS NOT MEANT TO BE EXHAUSTIVE;
COMPREHENSIVE TERMS AND CONDITIONS REMAIN SUBJECT TO NEGOTIATION WITH DOREL
INVESTMENT L.P. AND SUBJECT TO LEGAL REVIEW.

TERMS AND CONDITIONS THAT ARE STRICTLY OF REFERENCE TO DOREL INVESTMENT L.P. AND ROYAL BANK OF CANADA AND WHICH WOULD NOT APPEAR IN THE TERM SHEET SENT TO THE INVITED PARTICIPANT BANKS HAVE BEEN SHOWN IN ITALICS.
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ROYAL BANK OF CANADA


By: /s/ MOLLY DRENNAN                                              By:
    ----------------------------------                                ----------------------------------
               Molly Drennan
Title:         Senior Manager,                                        Title:
               Corporate Banking                                            ----------------------------

ACCEPTED AND AGREED TO THIS
____ DAY OF , 1998




DOREL INDUSTRIES, INC.


By: /s/ FRANK RANA                                                 By:
    ----------------------------------                                ----------------------------------
                   Frank Rana
    Title:         Treasury                                           Title:
                                                                            ----------------------------



DOREL INVESTMENTS L.P.

By: /s/ JEFFREY SCHWARTZ                                           By:
    ----------------------------------                                ----------------------------------
                Jeffrey Schwartz
    Title:      Vice President, Finance                                Title:
                                                                            ----------------------------

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                                  PRICING GRID

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-----------------------------------------------------------------------------------------------
      FUNDED DEBT/EBITDA                COMMITMENT FEE                   LIBOR MARGIN
-----------------------------------------------------------------------------------------------
       more than 2.75                      27.50 bp                        100.00 bp
-----------------------------------------------------------------------------------------------
      more than 2.25<2.75                  25.00 bp                        85.00 bp
-----------------------------------------------------------------------------------------------
      more than 1.75<2.25                  22.50 bp                        70.00 bp
-----------------------------------------------------------------------------------------------
             <1.75                         18.75 bp                        62.50 bp
-----------------------------------------------------------------------------------------------
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                                  DEFINITIONS

     EBITDA shall mean (a) net income before extraordinary items plus (b) deferred taxes plus (c) amortization of intangibles plus (d) depreciation plus
(e) total interest.

     BASE RATE shall mean, for any day, the higher of (i) RBC's Prime Rate, and
(ii) the sum of one-half of one percent plus the effective Federal Funds Rate for such day.

     TANGIBLE NET WORTH shall mean on a consolidated basis, the excess of total assets (excluding goodwill, non-marketable securities, trade names, trademarks, patents, minority interests in subsidiaries, investments in affiliates, unamortized debt discounts and other like intangibles) over total liabilities (excluding shareholders' equity) of Dorel Industries, Inc. and its consolidated subsidiaries.

     FUNDED DEBT shall mean, the sum of indebtedness for borrowed money, letters of credit, capital lease obligations and guaranties.

     LIBOR shall mean the per annum rate of interest appearing on page 3750 of the Telerate screen as of 11:00 a.m. London time two business days prior to drawdown for the interest period selected, provided that if Telerate page 3750 is unavailable, then LIBOR shall be determined by the Agent with reference to Reuters page LIBO (at or about 11:00 a.m. London time) provided that if Reuters page LIBO is unavailable, then LIBOR shall be determined by the Agent as the rate at which deposits are offered by it to prime banks in the London interbank market at or about 11:00 a.m. London time.

     MAJORITY LENDERS shall be Lenders holding 66 2/3% of commitments of all Lenders or, if the commitments have terminated, the outstanding loans.

     MATERIAL SUBSIDIARIES to be defined in a mutually agreeable fashion between the Agent and the Borrower.

     RBC's PRIME RATE shall mean the rate of interest per annum determined by the Royal Bank of Canada in New York City from time to time in its sole discretion as its United States Dollar prime commercial lending rate for such day. Such rate is not necessarily the lowest rate offered by Royal Bank of Canada to any borrower.